UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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BENCHMARK ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL CO-INVEST II L.P.
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAED CAPITAL II, LP
ENGAGED CAPITAL II OFFSHORE LTD.
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
JEFFREY S. MCCREARY
ROBERT K. GIFFORD
BRENDAN B. SPRINGSTUBB

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Engaged Capital, LLC, together with the other participants named herein (collectively, “Engaged Capital”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of stockholders of Benchmark Electronics, Inc., a Texas corporation.

On February 26, 2016, Engaged Capital issued the following press release:

ENGAGED CAPITAL RESPONDS TO LATEST ENTRENCHMENT ATTEMPT FROM BENCHMARK ELECTRONICS

Newport Beach, CA, February 26, 2016 /Business Wire/ - Engaged Capital, LLC (together with its affiliates, “Engaged Capital”), an investment firm specializing in enhancing the value of small and mid-cap North American equities and a 4.8% shareholder of Benchmark Electronics, Inc. (“BHE” or the “Company”) (NYSE: BHE), responded today to what appears to be the latest entrenchment tactic adopted by BHE in response to Engaged Capital’s nomination of four highly qualified individuals for election to the Board of Directors (the “Board”) at the Company’s upcoming 2016 Annual Meeting of Stockholders.

Engaged Capital was disappointed to learn that Lisa M. Kelly, one of Engaged Capital’s nominees with significant industry experience, including 11 years as a senior executive at one of BHE’s competitors prior to her current role at Avnet, Inc., has withdrawn her consent to serve as a nominee. Engaged Capital believes that the Company  intervened with Ms. Kelly’s employer in an attempt to pressure her to withdraw and frustrate Engaged Capital’s efforts to reconstitute the Board to include individuals with significant industry experience.

The Company’s contention that it offered Engaged Capital an opportunity to offer an alternative candidate to Ms. Kelly is a fabrication. At no time was any such offer made to Engaged Capital.

“We believe that this latest action, and the Board’s continued refusal to negotiate a settlement to avoid a costly and distracting proxy contest, is part of a well-established pattern of entrenchment tactics and provides shareholders with further evidence that urgent change is required at BHE.  It also solidifies our belief that the Board cannot be trusted to lead the Company and act in the best interests of its shareholders,” said Glenn W. Welling, Chief Investment Officer.

About Engaged Capital:

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

Investor Contact:

Morrow & Co., LLC
Tom Ball, 203-658-9400
tomball@morrowco.com

John Ferguson, 203-658-9400
jferguson@morrowco.com

Media Contact:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com

SOURCE: Engaged Capital, LLC

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Engaged Capital, LLC (“Engaged Capital”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2016 annual meeting of stockholders of Benchmark Electronics, Inc., a Texas corporation (the “Company”).

ENGAGED CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Engaged Capital, Engaged Capital Master Feeder I, LP (“Engaged Capital Master I”), Engaged Capital Master Feeder II, LP (“Engaged Capital Master II”), Engaged Capital Co-Invest II L.P. (“Engaged Capital Co-Invest II), Engaged Capital I, LP (“Engaged Capital I”), Engaged Capital I Offshore, Ltd. (“Engaged Capital Offshore”), Engaged Capital II, LP (“Engaged Capital II”), Engaged Capital II Offshore Ltd. (“Engaged Capital Offshore II”), Engaged Capital Holdings, LLC (“Engaged Holdings”), Glenn W. Welling, Jeffrey S. McCreary, Robert K. Gifford, and Brendan B. Springstubb (collectively, the “Participants”).

As of the date hereof, Engaged Capital Master I beneficially owned 297,924 shares of Common Stock. As of the date hereof, Engaged Capital Master II beneficially owned 741,298 shares of Common Stock.  As of the date hereof, Engaged Capital Co-Invest II beneficially owned 1,271,450 shares of Common Stock. As of the date hereof, 117,549 shares of Common Stock were held in an account managed by Engaged Capital (the "Engaged Capital Account").  Engaged Capital I, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 297,924 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital Offshore, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 297,924 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital II, as a feeder fund of Engaged Capital Master II, may be deemed the beneficial owner of the 741,298 shares of Common Stock beneficially owned by Engaged Capital Master II. Engaged Capital Offshore II, as a feeder fund of Engaged Capital Master II, may be deemed the beneficial owner of the 741,298 shares of Common Stock beneficially owned by Engaged Capital Master II. Engaged Capital, as the general partner and investment adviser to each of Engaged Capital Master I, Engaged Capital Master II, and Engaged Capital Co-Invest II and the investment adviser of the Engaged Capital Account, may be deemed to beneficially own the 2,428,221 shares of Common Stock owned in the aggregate by Engaged Capital Master I, Engaged Capital Master II, and Engaged Capital Co-Invest II and held in the Engaged Capital Account. Engaged Holdings, as the managing member of Engaged Capital, may be deemed to beneficially own the 2,428,221 shares of Common Stock owned in the aggregate by Engaged Capital Master I, Engaged Capital Master II, and Engaged Capital Co-Invest II and held in the Engaged Capital Account. Mr. Welling, as the founder and chief investment officer of Engaged Capital and the sole member of Engaged Holdings, may be deemed to beneficially own the 2,428,221 shares of Common Stock owned in the aggregate by Engaged Capital Master I, Engaged Capital Master II, and Engaged Capital Co-Invest II and held in the Engaged Capital Account. As of the date hereof, Mr. McCreary directly owns 10,000 shares of Common Stock. As of the date hereof, Messrs. Gifford and Springstubb do not beneficially own any shares of Common Stock.